FREE WRITING PROSPECTUS

EXHIBIT INDEX

LONG BEACH MORTGAGE LOAN TRUST 2006-5

LONG BEACH SECURITIES CORP.
Depositor

LONG BEACH MORTGAGE
Sponsor, Seller and Master Servicer

EXHIBIT NO.     DESCRIPTION

99.1                       Content of email communication sent to investors on June 8, 2006 regarding HOPEA representation

99.2                       Attachment to email communication (Exhibit 99.1 above) sent to investors on June 8, 2006 regarding HOPEA representation